EXHIBIT 23.1


June 16, 2005

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm and to the use of our report dated May 31, 2005 covering the audited financial statements for the fiscal year ended March 31, 2005, included in the Registration Statement on Form 10 KSB of Manu Forti Group Inc.

Yours very truly,

MOEN AND COMPANY,

Chartered Accountants

"MOEN AND COMPANY"

    ("Signed")